UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2013

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2013, First South Bancorp, Inc. (the “Company”), the parent holding company of First South Bank (the “Bank”) issued a press release reporting the appointment and election of a new Director as follows:

(d) Effective as of January 24, 2013, L. Steven Lee was appointed as a new Director of the Company and elected as a new Director of the Bank, in order to fill a vacancy created to increase the current number of Directors serving on the Board of Directors of the Company and the Bank from six to seven.

Pursuant to the Articles of Incorporation of the Company, a Director so chosen by the remaining Directors, Mr. Lee will hold his appointed office as a Director of the Company until the next annual meeting of stockholders at which Directors are elected and until his successor is elected and qualifies. At the Company’s 2013 annual meeting of stockholders, Mr. Lee will stand for re-election as a Director of the Company for a three-year period.

Pursuant to the Bylaw of the Bank, Mr. Lee was elected to serve as a Director of the Bank for a one-year term, pursuant to a consent election by the Company, the Sole Shareholder of the Bank.

Mr. Lee is expected to serve on the Audit Committee of the Company’s Board of Directors. He is also expected to serve on the following committees of the Bank’s Board of Directors: Audit Committee, Compliance Committee and Asset/Liability Management Committee.

Mr. Lee, age 62, joined Lee Chevrolet, Inc. of Washington, North Carolina in 1972, and has been its owner, President and General Manager since 1987. In his role of President and General Manager of Lee Chevrolet, Inc., Mr. Lee has the gained the experience necessary to read and understand fundamental financial statements and has the financial oversight responsibilities of his business.

Mr. Lee is a member of the National Automobile Dealers Association (NADA) and the North Carolina Automobile Dealers Association (NCADA). He currently serves on the Board of Directors of the NCADA and the Dealers Choice Mutual Insurance Company.

Mr. Lee is a graduate of Pantego High School, Pantego, North Carolina and Chowan College, Murfreesboro, North Carolina, where he majored in Business Administration. He is also a graduate of the General Motors Merchandizing and Management School.

A copy of the press release dated January 25, 2013 is attached to this Report as an exhibit (Exhibit 99.1) and is furnished herewith.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed herewith:

Exhibit 99.1 – Press Release dated January 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc. (Registrant)

Date: January 25, 2013	By: /s/ William L. Wall
William L. Wall Senior Vice President and Secretary